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                                  EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT

The Bon-Ton Department Stores, Inc., a Pennsylvania corporation
The Bon-Ton Corp., a Delaware corporation
The Bon-Ton Stores of Lancaster, Inc., a Pennsylvania corporation
The Bon-Ton National Corp., a Delaware corporation
The Bon-Ton Trade Corp., a Delaware corporation
BTRGP, Inc., a Pennsylvania corporation
Adam, Meldrum & Anderson Co., Inc., a New York corporation
The Bon-Ton Receivables Partnership, L.P., a Pennsylvania limited partnership The Bon-Ton Properties - Greece Ridge G.P., Inc., a New York corporation
The Bon-Ton Properties - Greece Ridge L.P., a Delaware limited partnership The Bon-Ton Properties - Irondequoit G.P., Inc., a New York corporation
The Bon-Ton Properties - Irondequoit L.P., a Delaware limited partnership
The Bon-Ton Properties - Marketplace G.P., Inc., a New York corporation
The Bon-Ton Properties - Marketplace L.P., a Delaware limited partnership
The Bon-Ton Properties - Eastview G.P., Inc., a New York corporation
The Bon-Ton Properties - Eastview L.P., a Delaware limited partnership